                                                                    EXHIBIT 10.1

                                  31 JULY 2003



                     BANC OF AMERICA LEASING & CAPITAL, LLC



                              CANYON OFFSHORE LTD



                      ====================================

                      LEASE WITH PURCHASE OPTION AGREEMENT

                      ====================================



                     [FRESHFIELDS BRUCKHAUS DERINGER LOGO]

                                    CONTENTS

                                                                        PAGE
                                                                        ----
1.  CONDITIONS PRECEDENT..........................................         1
2.  LEASE AGREEMENT...............................................         1
3.  ACCEPTANCE....................................................         2
4.  TERM OF LEASE; RENTALS........................................         2
5.  NET LEASE; DISCLAIMER OF WARRANTIES...........................         2
6.  USE, MAINTENANCE, LOCATION....................................         3
7.  LOSS AND DAMAGE...............................................         4
8.  INSURANCE.....................................................         4
9.  INDEMNITIES...................................................         5
10. RETURN OF UNITS...............................................         6
11. END OF TERM PURCHASE..........................................         6
12. EARLY TERMINATION.............................................         6
13. LESSEE REPRESENTATIONS AND AGREEMENTS.........................         7
14. PERSONAL PROPERTY.............................................         7
15. DEFAULT AND REMEDIES..........................................         7
16. ASSIGNMENT....................................................        10
17. FINANCIAL AND OTHER DATA......................................        10
18. INSPECTION; NON-INTERFERENCE..................................        11
19. OTHER CHARGES; APPLICATION....................................        11
20. MISCELLANEOUS.................................................        11
21. COUNTERPARTS..................................................        13
22. CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999...................        13

THIS LEASE WITH PURCHASE OPTION AGREEMENT is made on 31 July 2003

BETWEEN:

(1) BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company having an office at 2059 Northlake Parkway, 4 South, Tucker, GA 30084 (LESSOR); and

(2) CANYON OFFSHORE LTD (Company number SC210524) a company incorporated under the laws of Scotland whose registered office is at Investment House, 6 Union Row, Aberdeen, Scotland (LESSEE).

WHEREAS:

(A) The Lessor has agreed to purchase the Units from the Lessee pursuant to a purchase agreement;

(B) The Lessor has agreed to hire the Units to the Lessee and the Lessee has agreed to take the Units on hire from the Lessor in accordance with and subject to the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

1.       CONDITIONS PRECEDENT

1.1 Completion of the lease contemplated by this Agreement shall be conditional upon the following conditions having been fulfilled:

(a) the ownership of the Units having been transferred from the Lessee to the Lessor pursuant to a sale and purchase agreement of even date herewith (the SALE AND PURCHASE AGREEMENT);

(b) the Lessor having received evidence satisfactory to Lessor that Lessee is taking the required steps to ensure due compliance with the provisions of this Agreement as to insurance;

(c) the Lessor having received the following legal opinions, in each case in satisfactory form and substance to the Lessor, acting reasonably:

         (i) A legal opinion from Freshfields Bruckhaus Deringer, in relation to the laws of England; and

         (ii) A legal opinion in relation to the Lessee from Ledingham Chalmers in relation to the laws of Scotland; and

(d) The Lessor having received guarantees, in a form acceptable to the Lessor, from Cal Dive International, Inc. and Canyon Offshore, Inc. guaranteeing the obligations of the Lessee under the Agreement.

2.       LEASE AGREEMENT

2.1 Subject to the terms and conditions hereof, Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the items of personal property (collectively with all attachments and accessories thereto, the UNITS as defined below).

2.2 The Units, which have a cost to Lessor (LESSOR'S COST) in the aggregate of $12,000,000, inclusive of taxes, shipping, installation and other related expenses, if any (SOFT COSTS), are as follows:


                                                                LESSOR'S COST
                                                             (INCL. SOFT COSTS)
QUANTITY               DESCRIPTION           SERIAL NO.              ($)
---------    ----------------------------   ------------     ------------------
        1    Remote Controlled Vehicle      Triton XLS-1              4,000,000
        1    Technicorp-Coflexip Trencher   T750-01                   8,000,000
             System

                                            EQUIPMENT TOTAL:         12,000,000
                                            PAYMENT TOTAL:        13,030,453.80

3.      ACCEPTANCE

3.1  Lessee acknowledges and represents that the Units:

(a)      have been delivered to and received and inspected by Lessee;

(b)      are in good operating order, repair, condition and appearance;

(c) are of the manufacture, design and capacity selected by Lessee and are suitable for the purposes for which the Units are leased, and are acceptable and satisfactory to Lessee;

(d) do not require any additions or modifications to make them suitable for use, other than ancillary modifications or additions normally made by lessees of similar assets, and are available for use and lease by Lessee and Lessor; and

(e) have been irrevocably accepted as "Units" leased by Lessee under this Agreement.

4.       TERM OF LEASE; RENTALS

4.1 The term of the Lease for any Unit is for a Base Term of sixty (60) months, beginning on 1 August 2003 (the BASE DATE).

4.2 Base Rent shall be payable in arrears in sixty (60) consecutive installments of $217,174.23 each.

5.       NET LEASE; DISCLAIMER OF WARRANTIES

5.1 The lease consitituted by this Agreement (the LEASE) is a net lease. All costs, expenses and other liabilities associated with the Units shall be borne solely by Lessee.

5.2 Lessee's obligation to pay rent and all other obligations under the Lease are absolute and unconditional, and not subject to any abatement, deferment, reduction, withholding, setoff, defense, counterclaim or recoupment for any reason whatsoever. To the extent that the Lessee may be required by law to make any payment subject to the deduction or withholding tax it shall increase the amount payable to ensure that the amount received by the Lessor is the amount that the Lessor would have been entitled to receive had there been no such deduction or withholding. If the Lessee becomes obliged to pay any such deduction or withholding, the Lessor shall in good faith take such action as may be reasonable for it to take in order to avoid or limit the deduction or withholding including, without limitation, transferring, at the cost of the Lessee, its rights to receive amounts which are subject to that withholding or deduction to any entity located in the United Kingdom.

5.3 The Lease shall not terminate, except as expressly provided herein, nor shall the obligations of Lessee be affected, by reason of any defect or damage to, or any destruction, loss, theft, forfeiture, governmental requisition or obsolescence of any Unit, regardless of cause.

5.4 Lessee acknowledges that Lessor is not a merchant or manufacturer, or agent of any such person, or engaged in the sale or distribution of the Units, and has not made, and does not hereby make, any representation or warranty as to merchantability, performance, condition, fitness or suitability for Lessee's purpose of any of the Units, or make any other representation or warranty with respect to the Units.

5.5 Lessor shall not be liable to the Lessee for, nor shall Lessee's obligations under the Lease be affected by, any loss, claim, liability, cost, damage or expense of any kind caused, or alleged to be caused, directly or indirectly, by any Unit, or by any inadequacy of the Unit for any purpose, or by any defect in, the use or maintenance of, any repairs, servicing or adjustments of, or any interruption or loss of service or use of, any Unit, or any loss of business, profits, consequential or other damage of any nature.

5.6 Lessor hereby transfers and assigns to Lessee, to the extent allowable by law, for and during the lease term, a non-exclusive interest in the Unit warranties, if any, of the manufacturer, and hereby authorizes Lessee, when there exists no Event of Default, to enforce such warranties and to obtain at its own expense the customary services furnished by the manufacturer in connection with the Units.

6.       USE, MAINTENANCE, LOCATION

USE

6.1 Lessee shall use, operate, protect and maintain the Units in good operating order, repair, condition and appearance, and in compliance with all applicable insurance policies, laws, ordinances, rules, regulations and manufacturer's recommended procedures, and shall maintain comprehensive records regarding the Units.

6.2 The Units shall be used solely for commercial or business purposes, and not for any consumer, personal, home, or family purpose, and shall not be abandoned. Lessee shall not, through modifications, alterations or otherwise, impair the value or originally intended function of any Unit without Lessor's prior consent.

MAINTENANCE

6.3 Any replacement or substitution of parts, improvements, upgrades, or additions to the Units made by Lessee shall become subject to the Lease and title shall vest in Lessor, except that if no Event of Default exists, Lessee may at its expense remove improvements or additions provided by Lessee that can be readily removed without impairing the value and function of the Unit.

OWNERSHIP

6.4 If requested by Lessor, Lessee shall cause each Unit to be plainly marked to disclose Lessor's ownership, as specified by Lessor.

LOCATION

6.5 Except where the Units are in fact in use by Lessee in the ordinary course of its business at other locations, the Units will be located at Broadfield Road Bridge of Don Aberdeen Scotland AB23 8EE (the LOCATION OFFICE).

6.6 Except as otherwise provided in clause 6.5, Lessee shall not change the location or base of any Unit without Lessor's prior consent. Lessee shall notify Lessor at least 30 days before changing the location of its registered office or the Location Office.

7.       LOSS AND DAMAGE

7.1 If any Unit suffers any occurance of, any damage to or loss, theft, confiscation or destruction (a CASUALTY) on or after the Base Date, Lessee shall, if the Casualty is damage that is reparable in the judgement of Lessor, at its own expense promptly place the same in good repair, condition or working order, and if the Unit is lost, stolen, confiscated, destroyed or damaged beyond repair (TOTAL LOSS), on the rent payment date following such occurrence (or, if none, within 30 days) pay Lessor the Balance Due therefor, together with all other amounts owing under this Agreement with respect to the Unit. The BALANCE DUE for each Unit is, after the Base Date the sum of:

(a) the present value, as of such payment date, of the entire unpaid balance of all Base Rent for such Unit that would otherwise have accrued under the Lease from such payment date to the end of its Base Term; and

(b) the present value, as of such payment date, of the Purchase Amount therefor as specified in clause 12, in the case of sub-clauses (a) and
         (b), discounted at the implicit rate for the Lease reasonably determined by Lessor,

Upon such payment:

         (i) the Lease of such Unit shall terminate and Lessee thereupon shall become entitled to possession of such Unit; and

         (ii) Lessee shall become entitled to proceeds of insurance maintained by Lessee.

If less than all Units suffer Total Loss, the remaining Base Rent shall be reduced as reasonably calculated by Lessor and notified to Lessee.

8.       INSURANCE

8.1 Lessee, at its own expense, shall keep each Unit insured against all risks for the value of the Unit and in no event for less than the Balance Due for the Unit, and shall maintain public liability insurance against such risks and for such amounts as Lessor may require. All such insurance shall:

(a)      be in such form and with such companies as Lessor shall approve;

(b)      specify Lessor and Lessee as insureds; and

(c) shall provide that such insurance may not be cancelled as to Lessor or altered in any way that would affect the interest of Lessor without at least 30 days' prior written notice to Lessor (10 days' in the case of nonpayment of premium).

8.2      All insurance shall:

(a) be primary, without right of contribution from any other insurance carried by Lessor;

(b) contain waiver of subrogation and "breach of warranty" provisions satisfactory to Lessor;

(c) provide that all amounts payable by reason of loss or damage to the Units shall be payable solely to Lessor, unless Lessor otherwise agrees; and

(d)      contain such other endorsements as Lessor may reasonably require.

Lessee shall provide Lessor with evidence satisfactory to Lessor of the required insurance promptly upon any renewal of any required policy.

9.       INDEMNITIES

9.1 Lessee shall indemnify Lessor, its successors and assigns and their respective officers, directors, employees, agents and affiliates (INDEMNIFIED PERSONS) against all claims, liabilities, losses and expenses whatsoever (except those directly and primarily caused by the Indemnified Person's gross negligence or willful misconduct), including reasonable attorneys' fees and allocated costs of internal counsel, in any way relating to or arising out of this Agreement, the Sale and Purchase Agreement, the Units or the Lease at any time, or the ordering, acquisition, rejection, installation, possession, maintenance, use, ownership, condition, destruction, return, or disposition of the Units, including such matters based in negligence and strict liability in tort, environmental liability, statutory liability, or infringement.

9.2 Lessee shall pay or reimburse Lessor and its successors and assigns on demand for, and indemnify and hold harmless Lessor from, all taxes, assessments, fees and other governmental charges paid or required to be paid by Lessor or Lessee in any way arising out of or related to the Units or the Lease, before, during or after the lease term, including foreign, Federal, state, county, and municipal fees, taxes and assessments, and property, value-added, sales, use, gross receipts, excise, stamp and documentary taxes, and all related penalties, fines, additions to tax, and interest charges (together, IMPOSITIONS), excluding only Federal and state taxes based on Lessors net income, unless such taxes are in lieu of any Imposition Lessee would otherwise be required to pay hereunder. Lessee shall timely pay any Imposition for which Lessee is primarily responsible under law and any other Imposition not payable or not paid by Lessor, but Lessee shall have no obligation to pay any such Imposition that Lessee is contesting in good faith and by appropriate legal proceedings, the nonpayment of which does not, in the opinion of Lessor, result in a material risk of adverse effect on the title, property, use, disposition or other rights of Lessor with respect to the Units. Lessee shall furnish on Lessor's request proof of payment of any Imposition paid by Lessee.

10.      VAT

All sums set out in the Agreement shall be deemed to be exclusive of any VAT chargeable on the supply or supplies for which such sums are the consideration for VAT purposes.

11. RETURN OF UNITS

11.1 Upon any termination or expiration of the lease term with respect to any Unit (subject to any Lessee purchase of the Unit pursuant to clause 12), Lessee shall, at its own expense, prepare and adequately protect the Unit for shipment and either surrender it to Lessor in place or, if instructed by Lessor, ship the Unit to Lessor, freight and insurance pre-paid, at a place reasonably designated by Lessor, in the condition required under clause 6 hereof and able to be put into immediate service and to perform at manufacturer's rated levels (if any), together with all related manuals, documents and records.

11.2 If Lessee does not so surrender or return a Unit to Lessor in accordance with clause 11.1 above, in addition to all other rights and remedies available, at Lessor's election, such Unit shall continue to be subject to all the terms and conditions of the Lease, with rent and other charges continuing to accrue and be payable under the Lease with respect to such Unit until it is so surrendered or returned to Lessor, except that Base Rent shall accrue, payable on demand, at the rate of 150% of the rate applicable in the last period for which Base Rent was payable.

12. END OF TERM PURCHASE

At the end of the original Base Term, or within 15 days thereafter, Lessee shall purchase the Units "as is and where is", without representations or warranties of any kind, express or implied, for the cash amount of one dollar ($1.00) (PURCHASE AMOUNT).

13. EARLY TERMINATION

13.1 Upon any rent payment date relating to a Lease, and no less than 30 days' irrevocable notice to Lessor, from and after the expiry of one-half of the applicable Base Term, provided no Event of Default exists, Lessee shall have the option to terminate the Lease with respect to all and not less than all Units covered thereby by purchasing the Units "as is and where is" without warranties or representations of any kind, express or implied, for a purchase price equal to the Balance Due plus all other amounts owing with respect to the Units, plus early termination charges in the amount set forth in clause 13.2 below. The purchase price of the Units and any early termination charge shall be paid in immediately available funds at the time of exercising such option.

13.2 Upon any termination of the Lease before the expiration of the Base Term, due to the exercise of any early termination option, a Casualty or a default, in addition to all other amounts to be paid by Lessee, Lessee shall pay Lessor:

(a) if termination occurs from and including the Base Date to and including the first anniversary of the Base Date, an amount equal to 5% times the Balance Due;

(b) if termination occurs from the day following the first anniversary of the Base Date to and including the second anniversary of the Base Date, an amount equal to 4% times the Balance Due;

(c) if termination occurs from the day following the second anniversary of the Base Date to and including the third anniversary of the Base Date, an amount equal to 3% times the Balance Due;

(d) if termination occurs from the day following the third anniversary of the Base Date to and including the fourth anniversary of the Base Date, an amount equal to 2% times the Balance Due; and

(e) if termination occurs from the day following the fourth anniversary of the Base Date to and including the date of expiration of the Base Term, an amount equal to 1% times the Balance Due.

14. LESSEE REPRESENTATIONS AND AGREEMENTS.

14.1 Lessee represents, warrants and agrees as follows:

(a) Lessee has duly authorized the execution, delivery and performance of this Agreement and all other documents contemplated hereby, which are, or upon signing, will be, binding on Lessee and do not contravene any other instrument or agreement to which Lessee is party.

(b) There has been no material adverse change in the operations, business, properties or condition (financial or otherwise) (MATERIAL ADVERSE CHANGE) of Lessee or any Guarantor since 31 March 2003. There is not pending against Lessee any litigation, proceeding, dispute or claim that may result in a Material Adverse Change as to Lessee or that may call into question or impair Lessee's legal or other ability to enter into and perform its obligations under this Lease.

(c) The operation and maintenance of any Unit in the ordinary course by Lessee do not require the entry into any software or other intellectual property rights agreement with any licensor or other person, except as disclosed to Lessor in writing prior to the Base Date.

15. PERSONAL PROPERTY

15.1 The Units shall remain personal property at all times, notwithstanding the manner in which they may be attached or affixed to realty, and title shall at all times continue in Lessor. Lessee shall obtain and record such instruments and take such steps as may be necessary:

(a) to prevent any person from acquiring any right or lien in or on any Unit, whether by reason of such Unit being deemed to be attached to real or other property, or otherwise; and

(b) to ensure Lessor's right of access to and removal of the Unit, in accordance with the Lease.

16. DEFAULT AND REMEDIES

16.1 Each of the following is an EVENT OF DEFAULT hereunder:

(a) Lessee fails to pay within ten days of the day when due any installment of rent or other sum owing by Lessee under the Lease;

(b) Lessee fails to maintain insurance in respect of any Unit as required herein, or sells, leases, subleases, assigns, conveys, encumbers, or suffers to exist any lien or charge against, any Unit without Lessor's prior consent or any Unit is subjected to levy, seizure or attachment;

(c) Lessee fails to perform and comply with any other covenant or obligation under any other Lease, or any progress payment, assignment, security or other agreement related to the Lease or Unit (together, RELATED AGREEMENTS) and, if curable, such failure continues for 30 days after written notice thereof by Lessor to Lessee;

(d) any representation, warranty or other written statement made to Lessor in connection with this Agreement, the Lease, Related Agreement, or any guarantee, by Lessee or any person providing such guarantee (GUARANTOR), including financial statements, proves to have been incorrect in any material respect when made;

(e)      Lessee:

                  (i) enters into any merger or consolidation with, or sells or transfers all, substantially all or any substantial portion of its assets to, or enters into any partnership or joint venture other than in the ordinary course of business with, any entity;

                  (ii) dissolves, liquidates or ceases or suspends the conduct of business, or ceases to maintain its existence; or

                  (iii) enters into or suffers any transaction or series of transactions as a result of which Lessee is directly or indirectly controlled by persons or entities not affiliates of Lessee as of the date of this Agreement;

(f)      any of the following occurs in respect of the Lessee or a Guarantor:

                  (i) it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

                  (ii) a duly authorised officer of the Lessee or a Guarantor, as the case may be, admits its inability to pay its debts as they fall due;

                  (iii) the aggregate value of its assets is less than the aggregate value of its liabilities (taking into account its contingent and prospective liabilities);

                  (iv) it suspends making payments on any class of its debts or a duly authorised officer of the Lessee or a Guarantor, as the case may be, announces intention to do so;

                  (v) by reason of its actual or anticipated financial difficulties, it commences negotiations with one or more classes of its creditors with a view to rescheduling any of its indebtedness; or

                  (vi) a moratorium is declared by it or by any court in respect of any of its indebtedness.

(g) any corporate action, legal proceedings or other formal procedure is taken or commenced in relation to:

                  (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Lessee or a Guarantor other than (A) in connection with a solvent reconstruction, the terms of which have been previously approved by the Lenders (such approval not to be unreasonably withheld or delayed) or (B) in respect of any petition or application for the winding-up, administration, dissolution or any other insolvency procedure where it is proved to the satisfaction of the Lessor, acting reasonably, to be frivolous and/or vexatious and which is being contested in good faith and by appropriate proceedings by the Lessee or, as the case may be, a Guarantor;

                  (ii) a composition, assignment or arrangement with any creditor of the Lessee or a Guarantor;

                  (iii) the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer (in each case, whether out of court or otherwise) in respect of the Lessee or a Guarantor or any of its assets; or its respective assets other than in the case of any such proposed or actual appointment, which is proved to the satisfaction of the Lessor, acting reasonably, to be frivolous and/or vexatious and which is being contested in good faith and by appropriate proceedings by the Lessee or, as the case may be, a Guarantor; or

                  (iv) the enforcement of any security over any assets of the Lessee or a Guarantor,

(h) any procedure or circumstance analogous to those in (f) and (g) above is commenced or arises in any jurisdiction;

(i) any expropriation, attachment, sequestration, distress or execution or any analogous event affects any asset or assets of the Lessee or a Guarantor provided that there shall be no Event of Default if it is proved within fifteen (15) business days, to the satisfaction of the Lessor, acting reasonably, that such process is frivolous and/or vexatious and which is being contested in good faith and, if necessary, by appropriate proceedings by the Lessee or, as the case may be, a Guarantor;

(j) any payment default or other event of default occurs under any other bilateral or multi-lateral lease, or credit, or other agreement or instrument to which Lessee and Lessor or any affiliate of Lessor are now or hereafter party, provided that any applicable grace period has lapsed;

(k) any payment default or other event of default occurs under any other lease, or credit, or other agreement or instrument or any combination thereof to which Lessee is now or hereafter party and under which there is outstanding (on a present value basis for all future rent in the case of leases), owing or committed an aggregate amount greater than $5,000,000;

(l) the repudiation of or breach or default under any guarantee relating to the Agreement; or

(m) the occurrence of any event described in clauses (e), (j) or (k) of this clause 16.1 with reference to "any Guarantor" in lieu of "Lessee".

16.2 Upon the occurrence of an Event of Default, and in addition to all other rights and remedies provided herein or under law, all of which rights and remedies are cumulative and not exclusive, Lessor may:

(a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants under the Lease; and

(b)      terminate the Lease, whereupon:

                  (i) Lessee's right to retain possession and use of the Units shall cease;

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                  (ii)     the aggregate Balance Due, together with all other
                           amounts owing under the Leases shall be immediately due and payable; and

                  (iii) Lessor may pursue any and all remedies available to it under applicable law.

(c) recover from Lessee all fees and costs of legal counsel reasonably and properly incurred by the Lessor in any way relating to this Agreement, the Sale and Purchase Agreement, the Units and the Lease.

16.3 The exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lessor from further exercise of that remedy or any other remedy otherwise available. To the extent permitted by applicable law, Lessee waives any right to require Lessor to sell, release or otherwise use or dispose of any Units or otherwise mitigate Lessor's damages, or that may otherwise limit or modify any of Lessor's rights or remedies.

17. ASSIGNMENT

17.1 Lessor (and any subsequent assignee) may assign or transfer any or all of Lessors interest in this Agreement, Unit or rentals therefrom without notice to Lessee. Lessee agrees that the rights of any assignee shall not be affected by any breach or default of Lessor or of any prior assignee. Lessee further agrees that:

(a) no such assignee shall be required to assume any of the obligations of Lessor under this Agreement except the obligation in respect of the application of any insurance monies received by such assignee, as provided above, and the obligation of noninterference as provided below; and

(b) any assignee expressly assuming the obligations of Lessor shall thereupon be responsible for Lessor's duties under this Agreement accruing after any such assignment and Lessor shall be released from such duties. Lessor may disclose to any potential or actual assignee or transferee any information regarding Lessee, any Guarantor and their affiliates.

17.2 Lessee shall not assign, pledge, hypothecate or in any way dispose of all or any part of its rights or obligations under this Agreement, or enter into any sublease of any Unit, without Lessor's prior consent.

18. FINANCIAL AND OTHER DATA

18.1 During the term of this Agreement Lessee shall:

(a) maintain books and records in accordance with generally accepted accounting principles in its country of incorporation (GAAP) and prudent business practice;

(b) promptly and in no event later than 120 days after each fiscal year end furnish Lessor:

                  (i) annual audited financial statements of Cal Dive International, Inc. together with an unqualified opinion of an independent auditor;

                  (ii)     annual accounts of Lessee,

         each prepared in accordance with GAAP consistently applied; and

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(c)      at Lessor's request, furnish Lessor all other financial information and reports reasonably requested by Lessor at any time, including quarterly or other interim financial statements of Lessee and of any Guarantor.

18.2 Lessee shall furnish such other information as Lessor may reasonably request at any time concerning Lessee, any Guarantor and their respective affairs, or any Unit. Lessee shall promptly notify Lessor of any Event of Default or event or circumstance which, with notice, lapse of time or both, would be an Event of Default.

18.3 Lessee represents and warrants that all information furnished and to be furnished by Lessee or any Guarantor to Lessor is accurate, and that all financial statements Lessee or any Guarantor has furnished and hereafter may furnish to Lessor reasonably reflect and will reflect, as of their respective dates, results of the operations and the financial condition of Lessee, such Guarantor or other entity they purport to cover.

18.4 Credit and other information regarding Lessee, any Guarantor or their affiliates may be shared by Lessor with its affiliates and agents.

19. INSPECTION; NON-INTERFERENCE

19.1 Lessor, its agents and employees shall have the right to enter any property where any Unit is located and inspect any Unit, together with its related books and records, at any reasonable time. Such right shall not impose any obligation on Lessor.

19.2 So long as no Event of Default exists, Lessor shall not, and each direct or indirect assignee or transferee of Lessor agrees that it shall not, interfere with the rights of use and enjoyment of the Units by Lessee.

20. OTHER CHARGES; APPLICATION

20.1 Lessee shall pay interest at the per annum rate equal to the lesser of:

(a)      7.5%; or

(b)      the highest rate permitted by applicable law (DEFAULT RATE),

on any sum owing under the Lease and not paid when due.

20.2 Payments received under the Lease will be applied, first, to interest, fees and other amounts owing, other than Base Rent, then to Base Rent.

21. MISCELLANEOUS

21.1 Lessee's indemnity and reimbursement obligations, including under clause 9, shall survive the termination or cancellation of this Agreement.

21.2 At Lessor's request, Lessee shall execute, deliver, file, and record such agreements and instruments as Lessor shall deem necessary or advisable to protect Lessor's interest in the Units and to effectuate the purposes of this Agreement and the Related Agreements. Lessee hereby irrevocably appoints Lessor as Lessee's agent and attorney-in-fact for Lessee, coupled with an interest to:

(a) execute, deliver, file, or record any such item, and to take such action for Lessee and in Lessee's name, place and stead; and



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

(b) enforce claims relating to the Units against insurers, vendors and other persons, and to make, adjust, compromise, settle, and receive payment under such claims; without any obligation to do so.

21.3 Time is of the essence.

21.4 The invalidity of any portion of this Agreement or any Related Agreement shall not affect the force and effect of the remaining valid portions thereof. The term "including" is not limiting. The term "affiliate" includes any entity controlling, controlled by or under common control with the referent entity; "control" includes the ownership of 25% or more of the voting stock of any entity. The term "guarantee" includes any guarantee, surety instrument, indemnity, "keep-well" agreement, or other instrument or arrangement providing third party credit support to Lessor relating to this Agreement or Unit.

21.5 This Agreement, the Sale and Purchase Agreement, any approval letter by Lessor in relation hereto and any replacement or successor letter thereto (together, the APPROVAL LETTER) and the Related Agreements, constitute the entire agreement between the parties with respect to the leasing of the Units. Any amendment to such documents must be made in writing and signed by the parties hereto or thereto. Such documents may be executed in one or more counterparts.

21.6 All demands, notices, requests, consents, waivers and other communications under the Agreement, the Approval Letter, or any Related Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or three business days after being deposited in the mail, first class postage prepaid, or the business day after delivery to an express carrier, charges prepaid, or when sent by facsimile transmission (with electronic confirmation of receipt), addressed to each party at the address or fax number set forth below the signature of such party on the signature page, or at such other address or fax number as may hereafter be furnished in writing by such party to the other.

21.7 To the extent specified in any Approval Letter, Lessee shall reimburse Lessor upon demand for costs and expenses incurred by Lessor in connection with the execution and delivery of this Agreement, the Sale and Purchase Agreement and the other documents contemplated hereby. Lessee shall reimburse Lessor on demand for all costs and expenses, including fees and costs of legal counsel, reasonably and properly incurred in connection with any amendment of this Agreement, the Sale and Purchase Agreement and the other documents contemplated hereby or related document requested by Lessee, or any waiver.

21.8 This Agreement is governed by English law.

21.9(a) for the benefit of the Lessor, the Lessee agrees that the courts of England are (subject to paragraph (c)) to have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute regarding the existence, validity or termination of this agreement and claims for set-off and counterclaim) (a DISPUTE) and for such purposes the Lessee irrevocably submits to the jurisdiction of the English courts.

(b) the parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c) this clause is for the benefit of the Lessor only. As a result, the Lessor shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction, and the Lessee irrevocably submits to the jurisdiction of any such court.

         To the extent allowed by law, the Lessor may take concurrent proceedings in any number of jurisdictions.

(d) a judgment or order in connection with this agreement of any court referred to in this clause is conclusive and binding on the Lessee and may be enforced against it in the courts of any other jurisdiction.

22. COUNTERPARTS

22.1 This Agreement may be signed in two or more counterparts, each of which shall be an original and together shall constitute one and the same document.

23. CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

23.1 A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the date first above written.

Signed on behalf of BANC OF AMERICA LEASING & CAPITAL, LLC

By:
   ------------------------------------------------

Printed Name:
             --------------------------------------

Title:
      ---------------------------------------------

Address for notices:
                     ------------------------------

                     ------------------------------
Fax:
                     ------------------------------


Signed on behalf of CANYON OFFSHORE LTD

By:
   ------------------------------------------------

Printed Name:
             --------------------------------------

Title:
      ---------------------------------------------

Address for notices:
                     ------------------------------

                     ------------------------------
Fax:
                     ------------------------------



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